SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: July 6, 1999
                        (Date of earliest event reported)


                                COMPU-DAWN, INC.
--------------------------------------------------------------------------------

               (Exact name of Registrant as specified in charter)


   Delaware                          000-22611                11-3344575
--------------------------------------------------------------------------------

(State or other jurisdiction  (Commission File No.) (IRS Employer Identification
of  incorporation)                                  Number)



        12735 Gran Bay Parkway West, Building 200, Jacksonville, FL 32258
--------------------------------------------------------------------------------

  (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (904) 680-6680

Item 5.           Other Events.

     On July 6, 1999, Compu-DAWN, Inc.("Compu-DAWN") issued a press release (the "Press Release") announcing that Compu-DAWN had completed the sale of its Public Safety Software Division to Admit Computer Services, Incorporated, and reiterating its intent to focus its business strategy on providing Internet-related technologies, products and services.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

(c)      Exhibits

         99.1     Press Release, dated July 6, 1999

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   COMPU-DAWN, INC.


Dated: July 6, 1999                                By:/s/ Paul Danner
                                                       ------------------
                                                       Paul Danner
                                                       President

                                                                   EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                CONTACT:
                                                         Kathy Wilson
                                                         The Weber Group
                                                         (617) 520-7060
                                                         kwilson@webergroup.com


               COMPU-DAWN COMPLETES SALE OF PUBLIC SAFETY SOFTWARE
                   DIVISION; DETAILS ONGOING BUSINESS STRATEGY

 Divestiture of Software Division Positions COMPU-Dawn to Focus on Core Strength of Providing Internet-Related Technologies, Products and Services


JACKSONVILLE, FL - July 6, 1999 - COMPU-Dawn (Nasdaq:ETVC) today announced it has completed the previously announced sale of its public safety software division to Farmingdale, NY-based Admit Computer Services, Incorporated. COMPU-Dawn also detailed its ongoing business strategy of focusing on providing Internet-related technologies, products and services. Key to that strategy is the imminent completion of its previously announced intent to purchase Global PC, Inc., co-developer and worldwide licensee of the GEOS operating system, which is expected to be finalized in the coming weeks. Terms of the public safety software sale were not disclosed.

With the acquisition of Global PC, COMPU-Dawn will focus on four distinct business areas. First, COMPU-Dawn will partner with a hardware manufacturer to produce the Global PC personal computer, a sub-$300 hardware platform based on the GEOS operating system, a simplified, low cost operating system alternative to Microsoft Windows. The Global PC is ideal for users seeking a lower-cost device that supports a complete software solution, as well as an Internet browser, email and chat capabilities. The company expects to have the Global PC product on retail mass market shelves by the fourth quarter of 1999.

Additionally, COMPU-Dawn will license the GEOS operating system to a variety of hardware vendors, who will incorporate GEOS into a range of robust personal computers that will be sold through retail mass market channels. The company is currently in discussions with a number of major hardware manufacturers regarding GEOS.

COMPU-Dawn will also sell Internet advertising through "hot link" buttons directly on the Global PC keyboard. These buttons will link customers directly to some of the most prominent e-commerce sites, ranging from Internet banking to the sale of books and music on-line. Additionally, the company will continue to significantly add to its base of ISP customers, as new consumers purchase its Global PC and seek entry onto the Internet. Finally, COMPU-Dawn will generate e-commerce revenue through its proprietary portal and browser built into the Global PC.


"The sale of the public safety software division and our imminent acquisition of Global PC marks the beginning of a new period for COMPU-Dawn, our customers and our shareholders. We believe the mix of technologies, products and services COMPU-Dawn offers customers uniquely positions us in the industry and will make our vision of bringing the benefits of computing and the Internet to the 65 percent of the U.S. population that does not have it today a reality," said R.E. "Teddy" Turner IV, chairman of COMPU-Dawn. "We are already in deep negotiation with a number of key mass merchant retailers and expect to have our first orders for the Global PC very soon. The market for consumers wanting easy and low-cost access to the Internet is tremendous, as evidenced by the continued growth of America Online and other ISPs. COMPU-Dawn wants to be the company consumers choose to lead them onto the Internet in the easiest and most inexpensive way possible."

About COMPU-Dawn

COMPU-Dawn  provides  Internet  services,   e-commerce,  and  telecommunications
services  to  customers  throughout  North  America.   COMPU-Dawn  is  based  in
Jacksonville, Florida, and can be accessed via the Web at www.etvcom.com.

Forward Looking Statements

Certain information contained in this announcement are "forward-looking statements." COMPU-Dawn cautions readers that certain important factors may affect actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this announcement or which are otherwise made by or on behalf of COMPU-Dawn. For this purpose, any statements contained in this announcement that are not statements of historical fact may be deemed to be forward- looking statements. Factors which may affect results include, but are not limited to, the Internet and
Internet related technology and products, new technology developments, developments and regulation in the telecommunications industry, the risk of loss of management and personnel, the competitive environment within the Internet and telecommunications industries, the ability of COMPU-Dawn to develop its infrastructure, the ability of COMPU- Dawn to raise additional capital which will be required in the near term to continue to develop and sustain business at current levels, the competence required and experience of management and economic conditions.

                                      # # #